December 7,  2010

CONSENT OF STOECKLEIN LAW GROUP

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Bassline Productions, Inc. on Form S-1/A of our Legal Opinion, dated December 7, 2010, relating to the proposed registration of 500,000 shares of common stock which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1/A-1 and this Prospectus.

Stoecklein Law Group

/s/ Stoecklein Law Group
San Diego, CA
DEcember 7, 2010